As filed with the Securities and Exchange Commission on July 20, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIBUNE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	36-1880355
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

435 North Michigan Avenue

Chicago, Illinois 60611

(312) 222-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Crane H. Kenney, Esq.

Senior Vice President, General Counsel and Secretary
Tribune Company

435 North Michigan Avenue

Chicago, Illinois 60611

(312) 222-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Larry A. Barden, Esq.

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______________

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities Warrants to Purchase Debt Securities	(1)	(2)

(1)             An indeterminate aggregate initial offering price or number of Debt Securities and Warrants to Purchase Debt Securities to be offered at indeterminate prices is being registered.

(2)             In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee, except for $117,700 that has already been paid with respect to $1,000,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-129313 filed on October 28, 2005 and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement.

PROSPECTUS

Tribune Company

Debt Securities and
Warrants to Purchase Debt Securities

By this prospectus, we may offer in one or more separate offerings our debt securities and warrants to purchase debt securities. The debt securities may be issued in one or more series, will be unsecured and will be either senior or subordinated obligations of Tribune. We will determine the terms for the debt securities and warrants at the time of sale. We will provide the specific terms of the debt securities and warrants in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplements carefully before you invest.

We may offer the debt securities and warrants in any of the following ways:

•                  directly to purchasers;

•                  through agents;

•                  through dealers; or

•                  through one or more underwriters or a syndicate of underwriters in an underwritten offering.

Additional information on our plan of distribution can be found inside under “Plan of Distribution.”  We will further describe the plan of distribution for any debt securities and warrants in the applicable prospectus supplements.

Investing in these securities involves risks. See “Risk Factors” under Item 1A of our most recently filed Annual Report on Form 10-K and under Part II, Item 1A in our subsequently filed Quarterly Reports on Form 10-Q.

Our executive offices are located at 435 North Michigan Avenue, Chicago, Illinois 60611, and our telephone number is (312) 222-9100.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2006.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may offer the debt securities and warrants to purchase debt securities described in this prospectus in one or more offerings. In this prospectus, we refer to the debt securities and the warrants collectively as the securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the debt securities being offered and, in the case of warrants, will describe the debt securities issuable upon exercise of the warrants and the offering price, if any, exercise price, duration or any other terms of the warrants. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable pricing supplement. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus or the applicable prospectus supplement, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or an invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In this prospectus, unless otherwise stated, references to “Tribune,” “we,” “us” and “our” refer to Tribune Company and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, and in documents that are incorporated by reference in this prospectus, that were based largely on our expectations at the time these statements were made. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements, including, but not limited to, the items discussed in Item 1A, “Risk Factors,” of our most recently filed Annual Report on Form 10-K and under Part II, Item 1A, of our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Such risks, trends and uncertainties, which in some instances are beyond our control, include: changes in advertising demand, circulation levels and audience shares; regulatory and judicial rulings; availability and cost of broadcast rights; competition and other economic conditions; changes in newsprint prices; changes in our credit ratings and interest rates; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; the effect of acquisitions, investments and divestitures; the effect of derivative transactions; and our reliance on third-party vendors for various services.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend” and similar expressions generally identify forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements which are being made, as the case may be, as of the date of this prospectus or the documents incorporated by reference in this prospectus. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

TRIBUNE COMPANY

Tribune is one of the country’s top media companies, operating businesses in publishing and broadcasting. We reach more than 80 percent of U.S. households and are the only media organization with newspapers, television stations and websites in the nation’s top three markets. In publishing, we operate 11 leading daily newspapers including the Los Angeles Times, Chicago Tribune and Newsday, plus a wide range of targeted publications including Spanish-language Hoy. Our broadcasting group operates 26 television stations, Superstation WGN on national cable, Chicago’s WGN-AM and the Chicago Cubs baseball team. Popular news and information websites complement our print and broadcast properties and extend our nationwide audience.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we expect to add substantially all of the net proceeds from the sale of the securities to our general funds to be used for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment of debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated.

	First Quarter Ended	Year Ended
	March 26, 2006	Dec. 25, 2005	Dec. 26, 2004	Dec. 28, 2003	Dec. 29, 2002	Dec. 30, 2001
Ratio of earnings to fixed charges	4.1x	7.2x	6.4x	7.4x	5.1x	2.2x

For purposes of computing the foregoing ratios:

(1)   “earnings” means the sum of the following: (a) income from continuing operations, (b) income tax expense, (c) losses (income) on equity investments, (d) distributed income from equity investees, (e) minority interest expense, net of tax and (f) fixed charges (including amortization of capitalized interest, but excluding capitalized interest and interest related to our guarantees of the debt of our employee stock ownership plan); and

(2)   “fixed charges” means the sum of the following: (a) interest, whether expensed or capitalized, (b) the portion of rental payments on operating leases estimated to represent an interest component and (c) for 2001 through 2003, interest related to our guarantees of the debt of our employee stock ownership plan.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered in this prospectus will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under an indenture dated as of January 1, 1997 between us and Citibank, N.A., as successor trustee to The Bank of New York (which was successor trustee to Bank of Montreal Trust Company), which we refer to as the senior indenture. We will issue the subordinated debt securities under an indenture dated as of April 1, 1999 between us and Citibank, N.A., as successor trustee to The Bank of New York (which was successor trustee to Bank of Montreal Trust Company), which we refer to as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures and to Citibank, N.A. as the trustee. The indentures are each incorporated by reference as exhibits to the registration statement which includes this prospectus. References to “Tribune,” “we,” “us” and “our” in this section are only to Tribune Company and not to its subsidiaries.

The provisions of the indentures that bear the same section numbers are substantially identical in substance, except that:

•                  Article X of the senior indenture includes covenants of Tribune which are not included in the subordinated indenture; and

•                  Article XIV of the subordinated indenture provides for the subordination of the subordinated debt securities, and has no counterpart in the senior indenture.

The additional covenants in the senior indenture are described under “Certain Covenants of Tribune Under the Senior Indenture” and the subordination provisions in the subordinated indenture are described under “Subordination Under the Subordinated Indenture.”

The following is a brief summary of the debt securities and the indentures which does not purport to be complete and is subject to and qualified in its entirety by reference to the indentures. Wherever we refer to particular provisions of the indentures, those provisions are incorporated by reference as a part of the statements made in this prospectus and those statements are qualified in their entirety by that reference. References in italics are to section numbers in both of the indentures, unless otherwise noted.

General

The indentures do not limit the amount of debt securities that we may issue under them. In addition, the indentures provide that the debt securities may be issued from time to time in series and will be our unsecured obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior and be subordinate to all of our senior indebtedness, as described under “Subordination Under the Subordinated Indenture.”

Any prospectus supplement may contain a description of the following terms of the debt securities:

•                  the title of the debt securities;

•                  whether the debt securities constitute senior debt securities or subordinated debt securities;

•                  the specific indenture under which the debt securities are being issued;

•                  the limit, if any, upon the aggregate principal amount of the debt securities;

•                  the formula, if any, by which the principal amount of debt securities outstanding may be determined from time to time;

•                  the dates on which or periods during which the debt securities may be issued and the date or dates on which the principal of (and premium, if any, on) those debt securities will be payable;

•                  the rate or rates, if any, or the method of determining the rate or rates, at which the debt securities will bear interest, if any; the date or dates from which interest will accrue; the dates on which interest will be payable; and the regular record dates for the payment of interest;

•                  the terms and conditions under which we may be obligated to redeem, repay, convert, exchange or purchase the debt securities under any sinking fund or analogous provisions or otherwise or at the option of a holder;

•                  the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

•                  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•                  whether the debt securities are to be issued at less than the principal amount of those debt securities and the amount of discount with which those debt securities will be issued;

•                  provisions, if any, for the defeasance of the debt securities;

•                  if denominated in a currency other than United States dollars, the currency in which the debt securities are to be denominated, or in which payments of the principal, premium, if any, and interest will be made and the circumstances, if any, when the currency of payment may be changed;

•                  if we or a holder have the right to elect that the payments of the principal, premium, if any, or interest are to be made in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made and how the exchange rate between the currency in which those debt securities are denominated or stated to be payable and the currency in which those debt securities are elected to be paid pursuant to that election will be determined;

•                  if the payments of principal, premium, if any, or interest may be determined with reference to one or more securities issued by us or another company, any currency or other index, how those amounts shall be determined;

•                  the right, if any, to extend the interest payment periods and the duration of those extensions;

•                  whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for those global securities;

•                  any additional events of default or covenants relating solely to the debt securities or any events of default or covenants generally applicable to debt securities which are not to apply to the particular series of debt securities; and

•                  any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, neither indenture will afford the holder of any series of debt securities the right to tender those debt securities to us for repurchase or exchange, or provide for any increase in the rate or rates of interest per annum at which those debt securities will bear interest, in the event that we should become involved in a highly leveraged transaction.

The debt securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. We will describe, in the applicable prospectus supplement, any federal income tax consequences and other special considerations applicable to any such discounted debt securities or to other debt securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes.

Our subsidiaries hold a substantial portion of our assets. Our right and the rights of our creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. There is no restriction in the indentures against our subsidiaries incurring unsecured indebtedness.

Unless otherwise described in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.02) In addition, all or a portion of the debt securities of any series may be issued in permanent registered global form which will be exchangeable for definitive debt securities only under certain conditions. (Section 2.03) The applicable prospectus supplement may indicate the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the debt securities. We may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with those transactions. (Section 3.05)

Global Securities

The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in the applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for that debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of any of those global securities may exchange their interests for definitive debt securities of that series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on those global debt securities and the specific terms of the depositary arrangement with respect to those global debt securities.

Certain Covenants of Tribune Under the Senior Indenture

In our description of these covenants we use capitalized terms for which we provide definitions at the end of this section.

Limitation on Indebtedness Secured by a Mortgage. The senior indenture provides that neither we nor any Restricted Subsidiary will become liable for any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance, which we refer to collectively as Mortgages, on any of our assets or those of a Restricted Subsidiary unless we secure or cause that Restricted Subsidiary to secure the senior debt securities equally with, or prior to, that secured Indebtedness. This restriction will not apply to Indebtedness secured by:

•                  Mortgages on the property of any corporation, which Mortgages existed at the time that corporation became a Restricted Subsidiary;

•                  Mortgages in favor of us or a Restricted Subsidiary;

•                  Mortgages on our property or that of a Restricted Subsidiary in favor of any governmental entity or political subdivision in the U.S. or any other country to secure payment under any contract or statute or to secure any indebtedness used to fund the purchase or cost of construction or improvement of the property subject to those Mortgages;

•                  Mortgages on any property subsequently acquired by us or any Restricted Subsidiary, contemporaneously with that acquisition or within 120 days after that acquisition, to secure or provide for the payment of any part of the purchase price of that property, or Mortgages assumed by us or any Restricted Subsidiary upon any property subsequently acquired by us or any Restricted Subsidiary which were existing at the time of that acquisition, provided that the amount of any Indebtedness secured by any Mortgage does not exceed the cost of the property covered by that Mortgage;

•                  Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing bullet point paragraphs; and

•                  any other Mortgage, other than Mortgages referred to above, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this bullet point paragraph and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (with certain exceptions) does not exceed 10% of Consolidated Net Tangible Assets. (senior indenture, Section 10.07)

Limitation on Sale and Lease-Back Transactions. The senior indenture provides that neither we nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either:

•                  we or the Subsidiary would be entitled, under the covenant described above under “Limitation on Indebtedness Secured by a Mortgage,” to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of that Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally securing the senior debt securities; or

•                  we, within four months after the effective date of that transaction, apply an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of that Sale and Lease-Back Transaction, to the voluntary retirement of the senior debt securities or our other unsubordinated Indebtedness. (senior indenture, Section 10.08)

Certain Definitions

“Consolidated Net Tangible Assets” is defined in the senior indenture to mean total consolidated assets of us and our Consolidated Subsidiaries, less:

•                  current liabilities of us and our Consolidated Subsidiaries;

•                  contracts payable for broadcast rights;

•                  the net book amount of all intangible assets of us and our Consolidated Subsidiaries;

•                  appropriate amounts to account for minority interests of other persons holding stock in Subsidiaries; and

•                  investments in Subsidiaries (other than Restricted Subsidiaries) aggregating in excess of 10% of the Net Worth of us and our Consolidated Subsidiaries. (senior indenture, Section 10.07)

“Consolidated Subsidiary” is defined in the senior indenture to mean a Subsidiary the accounts of which are consolidated with our accounts for public financial reporting purposes. (senior indenture, Section 1.01)

“Indebtedness” is defined in the senior indenture to mean:

•                  long-term liabilities representing borrowed money and purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights);

•                  indebtedness secured by any mortgage, pledge or lien existing on property owned subject to that mortgage, pledge or lien, whether or not that secured indebtedness has been assumed; and

•                  contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing bullet point paragraphs, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). (senior indenture, Section 10.07)

“Net Worth” is defined in the senior indenture to mean the aggregate amount of stockholders’ investment as determined in accordance with generally accepted accounting principles. (senior indenture, Section 10.07)

“Principal Property” is defined in the senior indenture to mean any manufacturing or printing plant, warehouse, office building, power plant or transmission facility owned by us or any Subsidiary or any property or right owned by or granted to us or any Subsidiary and used or held for use in the newspaper, newsprint, radio or television business conducted by us or any Subsidiary, except for any such property or right which, in the opinion of our board of directors, is not material to the total business conducted by us and our Subsidiaries considered as one enterprise. (senior indenture, Section 1.01)

“Restricted Subsidiary” is defined in the senior indenture to mean each of our Subsidiaries as of the date of the senior indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of our board of directors before, or within 120 days following, that creation or acquisition. (senior indenture, Section 10.07)

A “Sale and Lease-Back Transaction” is defined in the senior indenture as the leasing by us or a Subsidiary for a period of more than three years of any Principal Property which has been sold or is to be sold or transferred by us or any such Subsidiary to any party (other than us or a Subsidiary) to which funds have been or will be advanced by that party on the security of the leased property. (senior indenture, Section 10.08)

“Subsidiary” is defined in the indentures to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries or by us and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency. (Section 1.01)

“Value” is defined in the senior indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

•      the net proceeds of the sale or transfer of the property leased pursuant to that Sale and Lease-Back Transaction; or

•      the fair value in the opinion of our board of directors of that property at the time we entered into that Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (senior indenture, Section 10.08)

Consolidation, Merger and Sale of Assets

Each indenture provides that we may not consolidate with or merge into any other corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any other party, unless, among other things:

•                  the corporation formed by that consolidation or into which we are merged or the party which acquires by conveyance or transfer, or which leases our properties and assets substantially as an entirety, is organized and existing under the laws of the United States, any State or the District of Columbia and expressly assumes our obligations on the debt securities and under each indenture by means of an indenture supplemental to each indenture; and

•                  immediately after giving effect to that transaction no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing. (Section 8.01)

Events of Default, Waiver and Notice

With respect to the debt securities of any series an “Event of Default” is defined in each indenture as being:

•                  default for 30 days in payment of any interest upon the debt securities of that series and, with respect to any series of subordinated debt securities, that payment has not been extended or deferred;

•                  default in payment of the principal of or premium, if any, on the debt securities of that series when due either at maturity or upon acceleration, redemption or otherwise;

•                  our default in the performance of any other of the covenants or warranties in the applicable indenture which shall not have been remedied for a period of 60 days after notice of default; and

•                  certain events of bankruptcy, insolvency or reorganization of us or any Significant Subsidiary. (Section 5.01).

“Significant Subsidiary” is defined in the indentures to mean any Subsidiary:

•                  which, as of the close of our fiscal year immediately preceding the date of determination, contributed more than 7% of our and our Subsidiaries’ consolidated gross operating revenues; or

•                  the Net Worth of which (determined in a manner consistent with the manner of determining our and our Subsidiaries’ consolidated Net Worth) as of the close of the immediately preceding fiscal year exceeded 7% of our and our Subsidiaries’ consolidated Net Worth. (Section 5.01)

Within 90 days after the occurrence of any default under the applicable indenture with respect to the debt securities of any series, the trustee is required to notify the holders of debt securities of that series of any default (except in payment of principal of or premium, if any, or interest on any debt securities), unless the board of directors, the executive committee or a trust committee of directors or officers of the trustee in good faith considers it in the interest of the holders of debt securities of that series not to do so. (Section 6.02)

Each indenture provides that if an Event of Default with respect to debt securities of any series has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the entire principal and accrued interest of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree for the payment of money based on that acceleration has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past defaults under the applicable indenture with respect to the debt securities of that series, except defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the debt securities of that series or covenants that may not be modified or amended without the consent of the holders of all outstanding debt securities of each series affected. (Sections 5.02 and 5.13)

We will be required to furnish annually to the trustee under each indenture a statement as to our performance of our covenants and agreements under that indenture. (senior indenture, Section 10.09; subordinated indenture, Section 10.07)

Subject to certain conditions set forth in the applicable indenture, the holders of a majority in principal amount of the then outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under that indenture with regard to that series. No holder of any debt securities of any series will have any right to institute any proceedings, judicial or otherwise, with respect to that indenture or any remedy under that indenture unless, among other things, the holder or holders of debt securities have offered to the trustee reasonable indemnity against costs, expenses and liabilities relating to those proceedings. (Sections 5.12 and 5.07)

Modification of the Indentures

With respect to the debt securities, we and the trustee may modify or amend each indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities affected by that modification or amendment. However, no such modification or amendment may, without the consent of the holders of all then outstanding debt securities affected by that modification or amendment:

•                  change the due date of the principal of, or any installment of principal of or interest on, any debt security;

•                  reduce the principal amount of, or rate of interest on, or any premium payable on redemption of any debt security;

•                  reduce the principal amount of any debt security payable upon acceleration of the maturity of that debt security;

•                  change the place or the currency of payment of principal of, or any premium or interest on, any debt security;

•                  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the due date of that debt security (or, in the case of redemption, on or after the redemption date of that debt security);

•                  reduce the percentage in principal amount of any debt securities of any series then outstanding that is required to modify or amend that indenture or to waive compliance with certain provisions of that indenture or to waive certain defaults; or

•                  modify certain provisions of that indenture regarding the amendment or modification of, or waiver with respect to, any provision of the indenture or the debt securities. (Section 9.02)

Subordination Under the Subordinated Indenture

In our description of the subordination of the subordinated debt securities we use capitalized terms for which we provide definitions at the end of this section.

The subordinated debt securities issued under the subordinated indenture will be unsecured and junior in right of payment to all Senior Indebtedness. This means that no payment on the subordinated debt securities may be made if:

•                  any Senior Indebtedness is not paid when due, any applicable grace period with respect to any such payment default has ended and that default has not been cured or waived or ceased to exist; or

•                  the maturity of any Senior Indebtedness has been accelerated because of a default and that acceleration has not been rescinded.

On any distribution of our assets to creditors upon any dissolution, winding-up or liquidation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization or other proceedings, all principal of, premium, if any, interest and any other amounts due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. Upon payment in full of the Senior Indebtedness, the holders of the subordinated debt securities will assume rights similar to the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full. The subordinated debt securities will rank at least equal with all other subordinated debt securities we issue.

“Senior Indebtedness” in the subordinated indenture means:

•                  principal, premium, if any, and interest we owe on and other amounts due in connection with:

—           indebtedness for money borrowed by us; or

—           indebtedness evidenced by notes, bonds, debentures or similar evidences of indebtedness issued by us;

•                  all of our capital lease obligations;

•                  all of our indebtedness for the deferred purchase price of property or services (other than on normal trade terms); and

•                  all obligations of the type referred to above of other persons for the payment of which we are responsible or liable as obligor or guarantor. (subordinated indenture, Section 14.01)

“Senior Indebtedness” does not include:

•                  any indebtedness that is by its terms junior to or equal with the subordinated debt securities;

•                  any series of subordinated debt securities under the subordinated indenture;

•                  trade accounts payable arising in the ordinary course of business; and

•                  indebtedness of us to any of our subsidiaries. (subordinated indenture, Section 14.01)

The subordinated indenture does not limit the ability of us and our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities.

Defeasance

If provision is made pursuant to Section 3.01 of the applicable indenture for the defeasance of a series of debt securities, and if that series is payable only in United States dollars (unless otherwise specifically provided), we, at our option, with regard to that series of debt securities:

•                  will be discharged from any and all obligations in respect of those debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust); or

•                  will not be subject to, among other things, the provisions of the indentures described above under “Consolidation, Merger and Sale of Assets,” and the provisions of the senior indenture described above under “Limitation on Indebtedness Secured by a Mortgage” and “Limitation on Sale and Lease-Back Transactions,”

if we deposit with the trustee money or U.S. Government Obligations which will provide sufficient funds to pay all the principal of, and interest on, the debt securities of that series on the dates those payments are due. To exercise any such option, we are required to deliver to the trustee:

•                  an opinion of a nationally recognized tax counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option and would cause the holders of the debt securities of that series to be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if we had not exercised that option, and, if we are being discharged from any and all obligations in respect of those debt securities (other than as specified above), accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

•                  if the debt securities of that series are then listed on the New York Stock Exchange, an opinion of counsel to the effect that the debt securities of that series would not be delisted from the exchange as a result of the exercise of that option. (Sections 13.01 and 13.02)

The Trustee

Citibank, N.A., as successor trustee to The Bank of New York (which was successor trustee to Bank of Montreal Trust Company), is the trustee under the indentures. The trustee and its affiliates also serve as depositories for our funds and perform other services for us in the normal course of business. We also have a revolving credit agreement with the trustee.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which those general provisions may apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

General

We may offer warrants together with any series of debt securities offered by a prospectus supplement. Any warrants so offered will be attached to those debt securities and will entitle the holder of the warrants to purchase additional debt securities having the same terms and interest rate as the offered debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for the warrants, which we refer to as the warrant certificates, of that series, and the warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificates, is filed as an exhibit to the registration statement. The following summary of certain provisions of the forms of warrant agreement and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates.

The prospectus supplement relating to a particular series of warrants, if any, may contain the terms of those warrants, including, where applicable:

•                  the offering price;

•                  the currency or currencies in which those warrants are being offered;

•                  the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of debt securities purchasable upon exercise of those warrants;

•                  the designation and terms of the series of debt securities with which those warrants are being offered and the number of those warrants being offered with each such debt security;

•                  the date on and after which those warrants and the related series of debt securities will be transferable separately;

•                  the principal amount of the debt securities purchasable upon exercise of each such warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon that exercise;

•                  the date on which the right to exercise those warrants shall commence and the date on which that right shall expire; and

•                  any other terms of those warrants not inconsistent with the applicable warrant agreement.

Warrants of any series will be exchangeable into warrants of the same series representing in the aggregate the number of warrants surrendered for exchange. Warrant certificates may be presented for exchange or transfer at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants). Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the series of debt securities purchasable upon that exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon that exercise, or to enforce any of the covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase that principal amount of the related series of debt securities at that exercise price as shall in each case be set forth in, or calculable as set forth in, the prospectus supplement relating to that warrant. Warrants of a series may be exercised at the corporate trust office of the warrant agent for that series (or any other office indicated in the prospectus supplement relating to that series) at any time on or after the exercise date indicated in the prospectus supplement relating to those warrants and prior to 5:00 P.M., Chicago time (unless otherwise indicated in that prospectus supplement), on the expiration date set forth in that prospectus supplement. After the close of business on the expiration date relating to that series of warrants, unexercised warrants of that series will be void.

Warrants of a series may be exercised by delivery to the appropriate warrant agent for payment, as provided in the prospectus supplement relating to that series of warrants, of the consideration required to purchase the principal amount of the series of debt securities purchasable upon that exercise, together with certain information as set forth on the reverse side of the warrant certificate evidencing those warrants. Those warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the warrant certificate evidencing those warrants within five business days. Upon receipt of payment and a properly completed and duly executed warrant certificate, at the corporate trust office of the appropriate warrant agent (or any other office indicated in the prospectus supplement relating to that series of warrants), we will, as soon as practicable, issue and deliver the principal amount of the series of debt securities purchasable upon that exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued and delivered for the remaining amounts of warrants.

PLAN OF DISTRIBUTION

We may sell the securities in any of four ways:

•                  directly to purchasers;

•                  through agents;

•                  through dealers; or

•                  through one or more underwriters or a syndicate of underwriters in an underwritten offering.

With respect to each series of securities, the terms of any offering, including the name or names of any underwriters, dealers or agents, the purchase price of those securities and the proceeds to us from that sale, any underwriting discounts, selling commissions and other items constituting underwriters’, dealers’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the securities of that series may be listed, will be set forth in, or may be calculated from the information set forth in, the related prospectus supplement. Underwriters named in the prospectus supplement are deemed to be underwriters only in connection with the securities offered by that prospectus supplement.

If we sell securities through underwriters, the underwriters will acquire the securities for their own account. The securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities offered by the prospectus supplement if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell the securities directly or through agents (which may also act as principals) which we may designate from time to time. Any agent involved in the offer or sale of the securities with regard to which this prospectus is delivered will be named, and any commissions we may pay to that agent, will be set forth in, or may be calculated from the information set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales we may directly make, no commission will be payable.

If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Those contracts will be subject to the conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of those contracts.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make with respect to those liabilities. Agents and underwriters may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

In the event that the securities of any series are not listed on a national securities exchange, certain broker-dealers may make a market in the securities of that series, but will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance that any broker-dealer will make a market in the securities or as to the liquidity of the trading market for the securities. The prospectus supplement with respect to the securities of any series will state, if known, whether or not any broker-dealer intends to make a market in those securities. If no such determination has been made, the prospectus supplement will so state.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 25, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as Tribune, that file electronically with the SEC. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC (file number 1-08572) and any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we or any agents or underwriters sell all of the securities:

•                  Our Annual Report on Form 10-K for the year ended December 25, 2005;

•                  Our Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2006; and

•                  Our Current Reports on Form 8-K filed with the SEC on February 21, 2006 and May 30, 2006.

 You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address: Corporate Relations Department, Tribune Company, Suite 600, 435 North Michigan Avenue, Chicago, Illinois 60611, Telephone: (312) 222-3238.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and agency fees or commissions, are set forth in the following table.

SEC registration fee	$(1)
Legal fees and expenses (2)	50,000
Accounting fees and expenses (2)	50,000
Trustee’s fees and expenses (2)	20,000
Rating agency fees (2)	200,000
Printer and Miscellaneous (2)	50,000

Total	$370,000

(1)             This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)             Estimated amounts of fees and expenses to be incurred in connection with the registration, issuance and distribution of the securities pursuant to this registration statement. The actual amounts of fees and expenses will be determined from time to time. As the amount of the securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuance cannot be determined at this time.

Item 15. Indemnification of Directors and Officers.

Certain provisions of the General Corporation Law of the State of Delaware (the “DGCL”) provide that the Registrant may indemnify the directors and officers of the Registrant and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. Article TWELFTH of the Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL. In accordance with Section 102(b)(7) of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation provides that no directors of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) transactions from which the director derives an improper personal benefit.

Pursuant to Section 145 of the DGCL and the Registrant’s Amended and Restated Certificate of Incorporation, the directors and officers of the Registrant are covered by Directors and Officers Liability and Corporation Reimbursement insurance policies.

The Underwriting Agreement (to be filed as Exhibit 1.1 to this Registration Statement) and the Selling Agency Agreement (to be filed as Exhibit 1.2 to this Registration Statement) may provide for indemnification of directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, in certain circumstances.

Item 16. Exhibits.

(a)   Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

1.2*	Form of Selling Agency Agreement.

4.1

Indenture, dated as of January 1, 1997, between Tribune Company and Citibank, N.A. (successor to Bank of Montreal Trust Company), as trustee (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K dated January 14, 1997).

4.2

Indenture, dated as of April 1, 1999, between Tribune Company and Citibank, N.A. (successor to Bank of Montreal Trust Company), as trustee (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K dated April 5, 1999).

4.3

Agreement of Resignation, Appointment and Assumption, dated as of September 4, 2002, among Tribune Company, The Bank of New York and Citibank, N.A., appointing Citibank, N.A. as Trustee under the Indentures dated March 1, 1992, January 30, 1995, January 1, 1997 and April 1, 1999 (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004).

4.4*	Form of senior debt securities.

4.5*	Form of subordinated debt securities.

4.6

Forms of warrant agreement and warrant certificates (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-129313, filed October 28, 2005).

5.1**	Opinion of Sidley Austin LLP.

12.1**	Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1**	Powers of Attorney (contained in the signature page to this Registration Statement).

25.1**	Form T-1 Statement of Eligibility of Citibank, N.A. under the Trust Indenture Act of 1939, as trustee under the senior indenture and the subordinated indenture.

*                    To be filed by an amendment to the Registration Statement or incorporated by reference pursuant to a Current Report on
Form 8-K in connection with the offering of securities.

**             Filed herewith.

Item 17. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if  the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 20, 2006.

TRIBUNE COMPANY (Registrant)

By:	/s/ Dennis J. FitzSimons
Dennis J. FitzSimons
Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chandler Bigelow, Donald C. Grenesko and Crane H. Kenney, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-3 (including all amendments thereto), and any Registration Statement filed pursuant to Rule 462(b) or Rule 462(e) of the Securities Act in connection with the securities registered hereunder, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 20, 2006.

Name	Title

/s/ Dennis J. FitzSimons	Chairman, President and Chief Executive Officer and Director
Dennis J. FitzSimons	(Principal Executive Officer)

/s/ Donald C. Grenesko	Senior Vice President, Finance and Administration
Donald C. Grenesko	(Principal Financial Officer)

/s/ R. Mark Mallory	Vice President and Controller
R. Mark Mallory	(Principal Accounting Officer)

/s/ Jeffrey Chandler	Director
Jeffrey Chandler

/s/ Roger Goodan	Director
Roger Goodan

/s/ Enrique Hernandez, Jr.	Director
Enrique Hernandez, Jr.

/s/ Betsy D. Holden	Director
Betsy D. Holden

/s/ Robert S. Morrison	Director
Robert S. Morrison

/s/ William A. Osborn	Director
William A. Osborn

/s/ J. Christopher Reyes	Director
J. Christopher Reyes

/s/ William Stinehart, Jr.	Director
William Stinehart, Jr.

/s/ Dudley S. Taft	Director
Dudley S. Taft

/s/ Miles D. White	Director
Miles D. White

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

1.2*	Form of Selling Agency Agreement.

4.1

Indenture, dated as of January 1, 1997, between Tribune Company and Citibank, N.A. (successor to Bank of Montreal Trust Company), as trustee (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K dated January 14, 1997).

4.2

Indenture, dated as of April 1, 1999, between Tribune Company and Citibank, N.A. (successor to Bank of Montreal Trust Company), as trustee (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K dated April 5, 1999).

4.3

Agreement of Resignation, Appointment and Assumption, dated as of September 4, 2002, among Tribune Company, The Bank of New York and Citibank, N.A., appointing Citibank, N.A. as Trustee under the Indentures dated March 1, 1992, January 30, 1995, January 1, 1997 and April 1, 1999 (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004).

4.4*	Form of senior debt securities.

4.5*	Form of subordinated debt securities.

4.6

Forms of warrant agreement and warrant certificates (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-129313, filed October 28, 2005).

5.1**	Opinion of Sidley Austin LLP.

12.1**	Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1**	Powers of Attorney (contained in the signature page to this Registration Statement).

25.1**	Form T-1 Statement of Eligibility of Citibank, N.A. under the Trust Indenture Act of 1939, as trustee under the senior indenture and the subordinated indenture.

*                    To be filed by an amendment to the Registration Statement or incorporated by reference pursuant to a Current  Report on Form 8-K in connection with the offering of securities.

**             Filed herewith.